MONTGOMERY COSCIA GREILICH LLP
Certified Public Accountants
972.748.0300 p
972.748.0700 f

Exhibit 23.1

Independent Registered Public Accounting Firm's Consent

We consent to the incorporation of our report dated June 16, 2014, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement on Form S-8 (File No. 333-133481 and No. 333-156086) pertaining to the EXCO Resources Inc. 401(k) Plan.

/s/ MONTGOMERY COSCIA GREILICH LLP

Plano, Texas
June 16, 2014